                                     EXHIBIT 99.2

        PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AFTER EQUITY FINANCING
                                     (UNAUDITED)


        On December 15, 1997, Registrant consummated a financing transaction (the "Closing") whereby CinemaStar Acquisition Partners, L.L.C. ("CAP") acquired a majority equity interest in Registrant through a $15 million purchase of newly issued shares of Registrant's common stock. Such purchase was completed pursuant to the terms of a Stock Purchase Agreement, dated as of September 23, 1997. At the Closing, CAP purchased 17,684,464 shares of common stock for a purchase price of $0.848202 per share. CAP also received at Closing, for an aggregate purchase price of $1,000, warrants to purchase 1,630,624 shares of common stock at an exercise price of $0.848202 per share.

       The accompanying condensed consolidated balance sheet is based on the historical balance sheet of the Company as of November 30, 1997 and assumes that the $15 million equity financing was completed, and the net proceeds from such transaction applied as described in the notes thereto, on that date.

CINEMASTAR LUXURY THEATERS, INC. AND SUBSIDIARIES
PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET AFTER EQUITY FINANCING
UNAUDITED

                                                 30-NOV                                  PROFORMA AFTER
                                                  1997                                  EQUITY FINANCING
                                                 ($'000)         ADJUSTMENTS                ($'000)
ASSETS
  CURRENT ASSETS
  Cash                                              615               4,221  (note 1)          4,836
  Commissions & other receivables                   285                                          285
  Prepaid expenses                                  287                                          287
  Other current assets                              606                (300) (note 2)            306
                                               ----------           ---------               ----------
  TOTAL CURRENT ASSETS                            1,793               3,921                    5,714

  Property and equipment, net                    13,361                 125  (note 3)         13,486
  Deposits and other assets                         670                                          670
                                               ----------           ---------               ----------
TOTAL ASSETS                                     15,824               4,046                   19,870
                                               ----------           ---------               ----------
                                               ----------           ---------               ----------

LIABILITIES AND STOCKHOLDERS' EQUITY
  CURRENT LIABILITIES
  Current portion of long-term debt and
   capital lease obligations                      4,772              (4,447) (note 4)            325
  Accounts payable                                2,751              (1,100) (note 5)          1,651
  Accrued expenses                                  292                                          292
  Deferred revenue                                  186                                          186
  Advanced from stockholders                         94                 (94) (note 6)            -
                                               ----------           ---------               ----------
  TOTAL CURRENT LIABILITIES                       8,095              (5,641)                   2,454


  Long term debt and capital lease
   obligations, net of current portion            3,821              (2,438) (note 4)          1,383
  Deferred rent liability                         2,873                                        2,873
                                               ----------           ---------               ----------
TOTAL LIABILITIES                                14,789              (8,079)                   6,710

STOCKHOLDERS' EQUITY                              1,035              12,125  (note 7)         13,160

                                               ----------           ---------               ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       15,824               4,046                   19,870
                                               ----------           ---------               ----------
                                               ----------           ---------               ----------

NOTE 1
  CHANGE IN CASH REFLECTS THE FOLLOWING ADJUSTMENTS:

    Proceeds of equity financing              15,000

    Repayment of debt                         (6,885)
    Reduction in accounts payable             (1,100)
    Penalty / termination fees pursuant
      to concession agreements                (1,825)
    Fixed asset purchase pursuant
      to concession agreements                  (125)
    Fees related to equity financing            (750)
    Repayment of shareholder notes               (94)

                                            ---------
NET CHANGE IN CASH                             4,221
                                            ---------
                                            ---------

NOTE 2
  Represents expensing of prepayments for professional fees pursuant to the equity financing agreement.

NOTE 3
  Represents fixed assets acquired pursuant to the notice of termination of the concession agreements issued by the Company.

NOTE 4

                                                       CURRENT         NON-CURRENT        TOTAL
  Debt & capital lease obligations at 11/30/97          4,772             3,821            8,593

  Notes repaid from proceeds
    PCI                                                (1,235)          (1,436)           (2,671)
    Reel Partners                                      (3,000)                0           (3,000)
    First National Bank                                  (212)          (1,002)           (1,214)
                                                     ----------       ---------         ----------
  Total - Notes Repaid                                 (4,447)          (2,438)           (6,885)
                                                     ----------       ---------         ----------

                                                     ----------       ---------         ----------
  Balance after repayment of notes above                  325            1,383             1,708
                                                     ----------       ---------         ----------
                                                     ----------       ---------         ----------

NOTE 5

  Represents use of proceeds of equity financing for reduction of accounts payable.

NOTE 6

  Represents use of proceeds of equity financing for repayment of notes from shareholders.

NOTE 7

  Adjustments to stockholders' equity are as follows:

    Proceeds of issuance of stock              15,000

    Penalties / termination fees               (1,825)
    Fees paid pursuant to equity financing       (750)
    Prepayments expensed                         (300)
                                             ----------
                                               12,125
                                             ----------
                                             ----------